Exhibit 99 (a)(1)(E)

Offer Letter to Exchange for Shares
by
CHINANET ONLINE HOLDINGS, INC.
of
up to 4,121,600 of its Outstanding Warrants
in accordance with the following exchange ratios:
(A) with respect to any Series A-1 Warrant, one (1) Share in exchange for every twenty (20) Shares for which such Series A-1 Warrant is exercisable, and (B) with respect to any Series A-2 Warrant, one (1) Share in exchange for every 10 (ten) Shares for which such Series A-2 Warrant is exercisable; provided that each holder must exchange all its Series A-1 Warrants and/or all its Series A-2
Warrants pursuant to the terms and conditions hereof.

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 30, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated December 1, 2011 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by ChinaNet Online Holdings, Inc. (the “Company”), a Nevada corporation, to the holders of the Company’s issued and outstanding Series A-1 warrants (the “Series A-1 Warrants”) and Series A-2 warrants (the “Series A-2 Warrants” and, together with the Series A-1 Warrants, the “Warrants ”), to purchase an aggregate of 4,121,600 shares of common stock of the Company, par value $0.001 per share (the “Shares”). The Offer is for any and all issued and outstanding Warrants and is being made in accordance with the following exchange ratios: (A) with respect to any Series A-1 Warrant, one (1) Share in exchange for every twenty (20) Shares for which such Series A-1 Warrant is exercisable, and (B) with respect to any Series A-2 Warrant, one (1) Share in exchange for every 10 (ten) Shares for which such Series A-2 Warrant is exercisable; provided that each holder must exchange all its Series A-1 Warrants and/or all its Series A-2 Warrants pursuant to the terms and conditions hereof. The “Offer Period” is the period of time commencing on December 1, 2011 and ending at 5:00 p.m. Eastern Time, on December 30, 2011, or such later date to which the Company may extend the Offer (the “Expiration Date”).

If you tender Warrants for Shares pursuant to the terms of the Offer, you will receive Shares that are “restricted securities” under the Securities Act, and therefore will bear a restrictive legend and may only be transferred pursuant to a registration statement under the Securities Act or an applicable exemption therefrom.

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES, THE COMPANY WILL PAY A CASH ADJUSTMENT FOR ANY FRACTIONAL SHARE BASED UPON THE LAST SALE PRICE OF THE SHARES ON NASDAQ ON THE LAST TRADING DAY BEFORE THE EXPIRATION DATE.

SERIES A-1 WARRANTS NOT EXCHANGED FOR SHARES SHALL EXPIRE ON AUGUST 20, 2012 IN ACCORDANCE WITH THEIR TERMS AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS. SERIES A-2 WARRANTS NOT EXCHANGED FOR SHARES SHALL EXPIRE ON AUGUST 20, 2014 IN ACCORDANCE WITH THEIR TERMS AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You must tender and exchange all or none of your Series A-1 Warrants or Series A-2 Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of (A) with respect to the Series A-1 Warrants, one Share in exchange for every twenty Series A-1 Warrants tendered by the holders thereof; and (B) with respect to the Series A-2 Warrants, one Share in exchange for every ten Series A-2 Warrants tendered by the holders thereof.

We are the owner of record of shares held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange all or none of the Series A-1 Warrants or Series A-2 Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the exchange ratios provided above.
2.	The Offer is subject to certain conditions set forth in the Offer Letter.
3.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 30, 2011, unless the Company extends the Offer.
4.	The Offer is for up to 4,121,600 Warrants, constituting 100% of the issued and outstanding Warrants of the Company as of December 1, 2011.
5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Empire Stock Transfer Inc. will not be obligated to pay any brokerage commissions.

If you wish to have us exchange your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Series A-1 Warrants and Series A-2 Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 30, 2011, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary or Solicitation Agent makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, whether to exchange all or none of your Series A-1 Warrants or Series A-2 Warrants. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect
to
Offer Letter to Exchange for Shares
by
CHINANET ONLINE HOLDINGS, INC.
of
up to 4,121,600 of its Outstanding Warrants
in accordance with the following exchange ratios:
(A) with respect to any Series A-1 Warrant, one (1) Share in exchange for every twenty (20) Shares for which such Series A-1 Warrant is exercisable, and (B) with respect to any Series A-2 Warrant, one (1) Share in exchange for every 10 (ten) Shares for which such Series A-2 Warrant is exercisable; provided that each holder must exchange all its Series A-1 Warrants and/or all its Series A-2
Warrants pursuant to the terms and conditions hereof.

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated December 1, 2011 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by ChinaNet Online Holdings, Inc. (the “Company”), a Nevada corporation, to the holders of the Company’s issued and outstanding warrants (the “Warrants”) to purchase an aggregate of an aggregate of 4,121,600 shares of common stock of the Company, par value $0.001 per share (the “Shares ”). The Offer is for any and all issued and outstanding Warrants and is being made in accordance with the following exchange ratios: (A) with respect to any Series A-1 Warrant, one (1) Share in exchange for every twenty (20) Shares for which such Series A-1 Warrant is exercisable, and (B) with respect to any Series A-2 Warrant, one (1) Share in exchange for every 10 (ten) Shares for which such Series A-2 Warrant is exercisable; provided that each holder must exchange all its Series A-1 Warrants and/or all its Series A-2 Warrants pursuant to the terms and conditions hereof. The “Offer Period” is the period of time commencing on December 1, 2011 and ending at 5:00 p.m. Eastern Time, on December 30, 2011, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:

Series A-1 Warrants (must be all or none) _________________

Series A-2 Warrants (must be all or none) _________________

*	Fractional Shares will not be issued. Warrants may only be exchanged for whole shares. Instead, the Company will pay a cash adjustment for any fractional Share based upon the last sale price of the Shares on Nasdaq on the last trading day before the Expiration Date.
**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged

Signature(s):

Name(s):
                                (Please Print)

Taxpayer Identification Number:

Address(es):
                                (Including Zip Code)

Area Code/Phone Number:

Date: , 2011